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                                                                     EXHIBIT 4.3

                                HOLDINGS GUARANTY

                  This HOLDINGS GUARANTY (this "GUARANTY") is entered into as of September 30, 2003 by Hines Horticulture, Inc. (the "GUARANTOR"), in favor of and for the benefit of Deutsche Bank Trust Company Americas, as agent for and representative of (in such capacity herein called "GUARANTIED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement referred to below and any Derivative Counterparties (as hereinafter defined), and in favor of and for the benefit of the Beneficiaries (as hereinafter defined).

                                    RECITALS

                  A. Hines Nurseries, Inc., a California corporation ("COMPANY"), Enviro-Safe Laboratories, Inc., a Florida corporation, ("ENVIRO-SAFE") and Hines SGUS Inc. (formerly known as SunGro Horticulture, Inc.), a Nevada corporation ("SGUS"), as borrowers (the "BORROWERS"), have entered into that certain Credit Agreement dated as of September 30, 2003 (said Credit Agreement, as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), with the Lenders and Guarantied Party, as agent for Lenders, which Credit Agreement amends and restates the Existing Credit Agreement.

                  B. Guarantor has entered into that certain Amended and Restated Holdings Guaranty dated as of June 26, 1998, as amended to the date hereof (the "EXISTING HOLDINGS GUARANTY") and Holdings and Guarantied Party desire to amend and restate the Existing Holdings Guaranty in its entirety as set forth herein.

                  C. The Borrowers may from time to time enter, or may from time to time have entered, into one or more interest rate agreements, currency agreements and other swap agreements (collectively, the "DERIVATIVE CONTRACTS") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Derivative Contracts are entered into (in such capacity, collectively, "DERIVATIVE COUNTERPARTIES") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of the Borrowers under the Derivative Contracts, including without limitation the obligation of the Borrowers to make payments thereunder in the event of early termination thereof, together with all obligations of the Borrowers under the Credit Agreement and the other Credit Documents, be guarantied hereunder.

                  D. Guarantied Party, Lenders and each Derivative Counterparty for which Guarantied Party has received the notice required by Section 16 hereof are sometimes referred to herein as "BENEFICIARIES".

                  E. The Borrowers are wholly owned Subsidiaries of Guarantor and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantor (which benefits are hereby acknowledged).



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                  F. It is a condition precedent to the making of the initial
Loans under the Credit Agreement that the Borrowers' obligations thereunder be guarantied by Guarantor.

                  G. Guarantor is willing irrevocably and unconditionally to guaranty such obligations of the Borrowers.

                  1. GUARANTY. (a) In order to induce Lenders to extend credit to the Borrowers pursuant to the Credit Agreement and the entry by Derivative Counterparties into the Derivative Contracts, Guarantor irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)). The term "GUARANTIED OBLIGATIONS" is used herein in its most comprehensive sense and includes any and all Obligations of the Borrowers and all obligations of the Borrowers under Derivative Contracts, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement, the Derivative Contracts, this Guaranty and the other Credit Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue such obligations of the Borrowers or from time to time renew them after they have been satisfied.

                  Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrowers (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantor and Guarantied Party that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve the Borrowers of any portion of such Guarantied Obligations.

                  In the event that all or any portion of the Guarantied Obligations is paid by the Borrowers, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Guarantied Party or any other Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

                  Subject to the other provisions of this Section 1, upon the failure of the Borrowers to pay any of the Guarantied Obligations when and as the same shall become due, Guarantor will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the aggregate of the unpaid Guarantied Obligations.

                  2. GUARANTY ABSOLUTE; CONTINUING GUARANTY. The obligations of Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees that: (a) this Guaranty is a guaranty of payment when

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due and not of collectibility; (b) Guarantied Party may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default under the Credit Agreement or the occurrence of an early termination date or similar event under any Derivative Contracts notwithstanding the existence of any dispute between the Borrowers and any Beneficiary with respect to the existence of such event; (c) the obligations of Guarantor hereunder are independent of the obligations of the Borrowers under the Credit Documents or the Derivative Contracts and the obligations of any other guarantor of the obligations of the Borrowers and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against the Borrowers or any of such other guarantors and whether or not any Borrower is joined in any such action or actions; and (d) Guarantor's payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge Guarantor's liability for any portion of the Guarantied Obligations that has not been paid. This Guaranty is a continuing guaranty and shall be binding upon Guarantor and its successors and assigns, and Guarantor irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815) to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

                  3. ACTIONS BY BENEFICIARIES. Any Beneficiary may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of Guarantor's liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Guarantied Party or the other Beneficiaries, or any of them, may have against any such security, as Guarantied Party in its discretion may determine consistent with the Credit Agreement, the Derivative Contracts and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f) exercise any other rights available to Guarantied Party or the other Beneficiaries, or any of them, under the Credit Documents or the Derivative Contracts.

                  4. NO DISCHARGE. This Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or

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any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Credit Agreement, any of the other Credit Documents, the Derivative Contracts or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, (c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though Guarantied Party or the other Beneficiaries, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, (f) any defenses, set-offs or counterclaims which the Borrowers may assert against Guarantied Party or any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guarantied Obligations.

                  5. WAIVERS. Guarantor waives, for the benefit of
Beneficiaries: (a) any right to require Guarantied Party or the other Beneficiaries, as a condition of payment or performance by Guarantor, to (i) proceed against the Borrowers, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrowers, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of the Borrowers or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrowers including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrowers from any cause other than payment in full of the Guarantied Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Guarantied Party's or any other Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith or gross negligence; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of Guarantor's obligations hereunder to the extent waivable, (ii) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement, notices of default or early termination under any Derivative Contract or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to the Borrowers and notices of any of the matters referred to in Sections 3 and 4 and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

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                  As used in this paragraph, any reference to "the principal"
includes the Borrowers, and any reference to "the creditor" includes Guarantied Party and each other Beneficiary. In accordance with Section 2856 of the California Civil Code Guarantor waives any and all rights and defenses available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, including without limitation any and all rights or defenses Guarantor or any other guarantor of the Guarantied Obligations may have because the Guarantied Obligations are secured by real property. This means, among other things: (1) the creditor may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by the principal; and (2) if the creditor forecloses on any real property collateral pledged by the principal: (A) the amount of the Guarantied Obligations may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (B) the creditor may collect from Guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from the principal. This is an unconditional and irrevocable waiver of any right and defenses Guarantor may have because the Guarantied Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights and defenses based upon Sections 580d or 726 of the California Code of Civil Procedure. Guarantor also waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guarantied Obligation, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Guarantied Obligations, has destroyed Guarantor's rights of contribution against such other guarantor. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. As provided below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles. This paragraph is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guarantied Obligations.

                  6. GUARANTOR'S RIGHTS OF SUBROGATION, CONTRIBUTION, ETC.; SUBORDINATION OF OTHER OBLIGATIONS. Guarantor waives (a) any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against the Borrowers or any of their assets in connection with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against the Borrowers, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Borrowers, and (iii) any benefit of, and any right to

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participate in, any collateral or security now or hereafter held by any
Beneficiary and (b) any right of contribution Guarantor may have against any other guarantor of any of the Guarantied Obligations. Guarantor further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against the Borrowers or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Guarantied Party or the other Beneficiaries may have against the Borrowers, to all right, title and interest Guarantied Party or the other Beneficiaries may have in any such collateral or security, and to any right Guarantied Party or the other Beneficiaries may have against such other guarantor.

                  Any indebtedness of the Borrowers now or hereafter held by Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of the Borrowers to Guarantor collected or received by Guarantor after an Event of Default has occurred and is continuing, and any amount paid to Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations.

                  7. EXPENSES. Guarantor agrees to pay, or cause to be paid, on demand, and to save Guarantied Party and the other Beneficiaries harmless against liability for, (i) any and all costs and expenses (including reasonable fees, costs of settlement and disbursements of counsel) incurred or expended by Guarantied Party or any other Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty and (ii) any and all costs and expenses (including those arising from rights of indemnification) required to be paid by Guarantor under the provisions of any other Credit Document.

                  8. FINANCIAL CONDITION OF THE BORROWERS. No Beneficiary shall have any obligation, and Guarantor waives any duty on the part of any Beneficiary, to disclose or discuss with Guarantor its assessment, or Guarantor's assessment, of the financial condition of the Borrowers or any matter or fact relating to the business, operations or condition of the Borrowers. Guarantor has adequate means to obtain information from the Borrowers on a continuing basis concerning the financial condition of the Borrowers and their ability to perform their obligations under the Credit Documents and the Derivative Contracts, and Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrowers and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.

                  9. REPRESENTATIONS AND WARRANTIES. Guarantor makes, for the benefit of Beneficiaries, each of the representations and warranties made in the Credit Agreement by the Borrowers as to Guarantor, its assets, financial condition, operations, organization, legal status, business and the Credit Documents to which it is a party.

                  10. COVENANTS. Guarantor agrees that, so long as any part of the Guarantied Obligations shall remain unpaid, any Letter of Credit shall be outstanding, or any Lender shall have any Commitment or any Derivative Counterparty shall have any obligation under any Derivative Contract, Guarantor will, unless Majority Lenders shall otherwise consent in writing, perform or observe, and cause its Subsidiaries to perform or observe, all of the terms, covenants and agreements that the Credit Documents state that the Borrowers are to cause Guarantor and its Subsidiaries to perform or observe.

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                  11. SET OFF. In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidence by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to Guarantor and any other property of Guarantor held by a Beneficiary to or for the credit or the account of Guarantor against and on account of the Guarantied Obligations and liabilities of Guarantor to any Beneficiary under this Guaranty.

                  12. AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Each of the parties hereto hereby agrees that the Existing Holdings Guaranty to which such person is a party is hereby amended, restated and consolidated as set forth in this Guaranty and that upon execution and delivery by each of the parties hereto this Guaranty shall supercede the Existing Holdings Guaranty.

                  13. MISCELLANEOUS. It is not necessary for Beneficiaries to inquire into the capacity or powers of Guarantor or the Borrowers or the officers, directors or any agents acting or purporting to act on behalf of any of them.

                  The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the Credit Documents or the Derivative Contracts or any agreement between Guarantor and one or more Beneficiaries or between the Borrowers and one or more Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

                  In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR, GUARANTIED PARTY AND THE OTHER BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

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                  This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns.

                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. Guarantor agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Guarantor at its address set forth below its signature hereto, such service being acknowledged by Guarantor to be sufficient for personal jurisdiction in any action against Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Guarantied Party or any Beneficiary to bring proceedings against Guarantor in the courts of any other jurisdiction.

                  GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH (I) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR GUARANTOR AND GUARANTIED PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT GUARANTOR AND GUARANTIED PARTY HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY OR ACCEPTING THE BENEFITS HEREOF, AS THE CASE MAY BE, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS, AND (II) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

                  14. COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument.

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                  15. GUARANTIED PARTY AS AGENT.

                  (a) Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement.

                  (b) Guarantied Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to Section 10.9 of the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty and appointment of a successor Agent pursuant to Section 10.9 of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as Agent under Section 10.9 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Guarantied Party under this Guaranty, and the retiring Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring Guarantied Party's resignation hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefits as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.

                  16. NOTICE OF DERIVATIVE CONTRACTS. Guarantied Party shall not be deemed to have any duty whatsoever with respect to any Derivative Counterparty until it shall have received written notice in form and substance satisfactory to Guarantied Party from the Borrowers, Guarantor or the Derivative Counterparty as to the existence and terms of the applicable Derivative Contract and agree to be bound by the terms of this Guaranty.

                  [Remainder of page intentionally left blank.]

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         IN WITNESS WHEREOF, Guarantor and, solely for purposes of the waiver of the right to jury trial contained in Section 13, Guarantied Party have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                       HINES HORTICULTURE, INC.

                                       By: /s/ Claudia M. Pieropan
                                           -------------------------------------
                                          Name:  Claudia M. Pieropan
                                          Title: Chief Executive Officer,
                                                 Secretary and Treasurer

                                       Notice Address:  12621 Jeffrey Road
                                                        Irvine, CA 92620

                                       DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                       as Agent

                                       By: /s/ Mark E. Funk
                                           -------------------------------------
                                           Name: Mark E. Funk
                                           Title: Director

                                       Notice Address: 222 South Riverside Plaza
                                                       Mail Stop CHI05-2900
                                                       Chicago, IL 60606

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